UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2025

HOUR LOOP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41204	47-2869399
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8201 164th Ave NE #200, Redmond, WA 98052-7615

(Address of principal executive offices)

(206) 385-0488 ext. 100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HOUR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Addendum No. 5 to Lai Employment Agreement

On August 5, 2025, Hour Loop, Inc. (the “Company”) entered into Addendum No. 5 (“Lai Addendum No. 5”) to Executive Employment Agreement, as amended, with Sam Lai (the “Lai Agreement”), the Company’s Chairman of the Board, Chief Executive Officer, interim Chief Financial Officer, and majority stockholder. As previously disclosed in the Company’s Current Report on Form 8-K filed on March 17, 2025 (the “Form 8-K”) with the Securities and Exchange Commission, on March 14, 2025, the Company and Mr. Lai entered into Addendum No. 4 to the Lai Agreement (“Lai Addendum No. 4”). Lai Addendum No. 4 set forth bonus targets and payments with respect to the fiscal year ending December 31, 2025 (“Fiscal 2025”). In Lai Addendum No. 5, the Company and Mr. Lai agreed to revise the bonus targets and payments with respect to Fiscal 2025.

Pursuant to the terms of Lai Addendum No. 5, Mr. Lai’s bonus targets and payments for Fiscal 2025 were set as follows:

●	If the Company grows its net profits (excluding taxes and executives’ bonuses) to at least $1,000,000 during Fiscal 2025, Mr. Lai will receive a bonus equal to 50% of Base Salary (as defined in the Lai Agreement).
●	If the Company grows its net profits (excluding taxes and executives’ bonuses) to at least $2,000,000 during Fiscal 2025, Mr. Lai will receive a bonus equal to 100% of Base Salary.

Satisfaction of the above conditions will be determined at the end of Fiscal 2025. For the avoidance of doubt, only one of the above bonus amounts, if at all, will be payable.

In addition, pursuant to the terms of Lai Addendum No. 5, Mr. Lai is entitled to receive a guaranteed bonus of $100,000 on December 22, 2025.

Addendum No. 5 to Yu Employment Agreement

On August 5, 2025, the Company entered into Addendum No. 5 (“Yu Addendum No. 5”) to Executive Employment Agreement, as amended, with Sau Kuen Yu (the “Yu Agreement”), the Company’s Senior Vice President, director and majority stockholder. As previously disclosed in the Form 8-K, on March 14, 2025, the Company and Ms. Yu entered into Addendum No. 4 to the Yu Agreement (“Yu Addendum No. 4”). Yu Addendum No. 4 set forth bonus targets and payments with respect to Fiscal 2025. In Yu Addendum No. 5, the Company and Ms. Yu agreed to revise the bonus targets and payments with respect to Fiscal 2025.

Pursuant to the terms of Yu Addendum No. 5, Ms. Yu’s bonus targets and payments for Fiscal 2025 were set as follows:

●	If the Company grows its net profits (excluding taxes and executives’ bonuses) to at least $1,000,000 during Fiscal 2025, Ms. Yu will receive a bonus equal to 50% of Base Salary (as defined in the Yu Agreement).
●	If the Company grows its net profits (excluding taxes and executives’ bonuses) to at least $2,000,000 during Fiscal 2025, Ms. Yu will receive a bonus equal to 100% of Base Salary.

Satisfaction of the above conditions will be determined at the end of Fiscal 2025. For the avoidance of doubt, only one of the above bonus amounts, if at all, will be payable.

In addition, pursuant to the terms of Yu Addendum No. 5, Ms. Yu is entitled to receive a guaranteed bonus of $100,000 on December 22, 2025.

Mr. Lai and Ms. Yu are husband and wife, and together, they beneficially own 33,352,012 shares of the Company’s common stock, representing approximately 95% of the voting power of the Company’s outstanding common stock, with each of Mr. Lai and Ms. Yu beneficially holding 33,352,012 shares of the Company’s common stock, as each of them is deemed to indirectly beneficially own the other’s 16,676,006 shares.

The foregoing description of Lai Addendum No. 5 and Yu Addendum No. 5 is qualified in its entirety by reference to the complete terms and conditions of Lai Addendum No. 5 and Yu Addendum No. 5, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Addendum No. 5 to Executive Employment Agreement, dated as of August 5, 2025, by and between the registrant and Sam Lai.
10.2	Addendum No. 5 to Executive Employment Agreement, dated as of August 5, 2025, by and between the registrant and Sau Kuen Yu.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUR LOOP, INC.

Dated: August 5, 2025	By:	/s/ Sam Lai
	Name:	Sam Lai
	Title:	Chief Executive Officer and Interim Chief Financial Officer